As filed with the Securities and Exchange Commission on January 26, 2000
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                                                       FILE NO.

                           SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, D.C. 20549


                                        FORM S-3

                 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                               (Exact Name of Registrant)


             NEW YORK                                          36-2608394
   (State or Other Jurisdiction                             (I.R.S. Employer
 of Incorporation or Organization)                       Identification Number)

                                  P.O. Box 9095
                        Farmingville, New York 11738-9095

                                  516/451-5300

            (Address and Phone Number of Principal Executive Office)

                               MICHAEL J. VELOTTA
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                3100 SANDERS ROAD

                           NORTHBROOK, ILLINOIS 60062
                                  847/402-2400

       (Name, Complete Address and Telephone Number of Agent for Service)

                                   COPIES TO:
    RICHARD T. CHOI, ESQUIRE                   TERRY R. YOUNG, ESQUIRE
FREEDMAN, LEVY, KROLL & SIMONDS          ALLSTATE LIFE FINANCIAL SERVICES, INC.
 1050 CONNECTICUT AVENUE, N.W.                   3100 SANDERS ROAD
           SUITE 825                             NORTHBROOK, IL 60062
  WASHINGTON, D.C. 20036-5366


Approximate date of commencement of proposed sale to the Public: Continuous

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

If this form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering /x/ 333-86007


                         CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                                   Proposed Maximum

Title of Securities     Amount To Be        Proposed Maximum      Aggregate Offering        Amount Of
 To Be Registered      Registered(1)       Aggregate Price Per         Price(1)        Registration Fee
                                                   Unit

-------------------- ------------------- ------------------------ -------------------- ---------------------

Deferred Annuity         $1,000,000                (2)                $1,000,000              $264.00
Contracts and
Participating
Interests Therein
-------------------- ------------------- ------------------------ -------------------- ---------------------

(1) Estimated solely for purpose of determining the registration fee.

(2) The Contract does not provide for a predetermined amount or number of units.

                                Explanatory Note

Registrant is filing this registration statement for the sole purpose of registering additional interests under deferred variable annuity contracts previously described in the prospectuses contained in Registrant's Form S-3 registration statement (File No. 033-65355). Registrant incorporates herein by reference those prospectuses which remain unchanged.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The By-laws of Allstate Life Insurance Company of New York ("Registrant") provide that Registrant will indemnify its officers and directors for certain damages and expenses that may be incurred in the performance of their duty to Registrant. No indemnification is provided, however, when such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty, unless indemnification is deemed appropriate by the court upon application.

ITEM 16.  EXHIBITS.

Exhibit No.       Description

(1) Form of Underwriting Agreement (Incorporated herein by reference to Post-Effective Amendment No. 1 to Registrant's Form S-1 Registration Statement (File No. 033-62193) dated March 22, 1996.)

(2)  None

(4) (a) Form of Allstate Life of New York Flexible Premium Deferred Variable Annuity (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form N-4 Registration Statement of Allstate Life of New York Separate
Account A (File No. 033-65381) dated September 20, 1996.)

(4) (b)Form of Allstate Life of New York Flexible Premium Deferred Variable Annuity (Incorporated herein by reference to Post-Effective Amendment No. 4 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (File No. 033-65381) dated November 12, 1999.)

(5)  Opinion and Consent of General Counsel re:  Legality

(8)  None

(11) None

(12) None

(15) None

(23)(a) Independent Auditors' Consent

(23)(b) Consent of Freedman, Levy, Kroll & Simonds

(24) Powers of Attorney for Louis J. Lower, II, Marcia D. Alazraki, Cleveland Johnson, Jr., Samuel H. Pilch, Marla G. Friedman, John R. Raben, Jr., Sally A. Slacke, Kevin R. Slawin, Michael J. Velotta and Thomas J. Wilson, II, (previously filed in Registrant's Form S-3 Registration Statement (File No. 333-86007) dated August 27, 1999.)

(25) None

(26) None

(27) Not applicable

(99) Form of Resolution of Board of Directors (Incorporated herein by reference to Post-Effective Amendment No. 5 to Registrant's Form S-1 Registration Statement (File No. 033-47245) dated April 1, 1997.)



ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof ) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, Allstate Life Insurance Company of New York, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, in the Township of Northfield, State of Illinois on the 26th day of January, 2000.

                         ALLSTATE LIFE INSURANCE COMPANY

                                   OF NEW YORK

                                  (REGISTRANT)

(SEAL)

                                         By: /s/MICHAEL J. VELOTTA
                                             ---------------------
                                             Michael J. Velotta
                                             Vice President, Secretary and
                                             General Counsel

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 26th day of January, 2000.

*/LOUIS G. LOWER, II                Chairman of the Board and Director
--------------------                (Principal Executive Officer)
   Louis G. Lower, II

*/THOMAS J. WILSON, II              President and Director
----------------------              (Principal Operating Officer)
   Thomas J. Wilson, II

*/MICHAEL J. VELOTTA                Vice President, Secretary, General
----------------------              Counsel and Director
   Michael J. Velotta

*/KEVIN R. SLAWIN                   Vice President and Director
------------------                  (Principal Financial Officer)
   Kevin R. Slawin

*/SAMUEL H. PILCH                   Controller
-------------------                 (Principal Accounting Officer)
   Samuel H. Pilch

*/MARCIA D. ALAZRAKI                Director
--------------------
  Marcia D. Alazraki

*/CLEVELAND JOHNSON, JR.            Director
------------------------
  Cleveland Johnson, Jr.

*/MARLA G. FRIEDMAN                 Director
----------------------
   Marla G. Friedman

*/JOHN R. RABEN, JR.                Director
----------------------
   John R. Raben, Jr.

*/SALLY A. SLACKE                   Director
----------------------
   Sally A. Slacke

*/ By Michael J. Velotta, pursuant to Power of Attorney, filed herewith.

                                  EXHIBIT LIST

The following exhibits are filed herewith:

Exhibit No.       Description

(5)               Opinion and Consent of General Counsel
(23)(a)           Independent Auditors' Consent
(23)(b)           Consent of Attorneys